EXHIBIT 10.12

                                   NEFF CORP.

                               PHANTOM STOCK PLAN


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                                   NEFF CORP.
                               PHANTOM STOCK PLAN

                           ARTICLE I - PURPOSE OF PLAN

1.1 PURPOSE OF PLAN. The purpose of the Neff Corp. Phantom Stock Plan is to further the long-term growth of the Company's earnings, thereby enhancing the value of the Company's stock by offering long-term incentives in addition to current compensation to key executives of the Company.

                            ARTICLE II - DEFINITIONS

2.1      AGREEMENT means an agreement with respect to Awards as described in
         Article V.

2.2      AWARD means Units granted hereunder.

2.3      BOARD means the Board of Directors of the Company.

2.4 CALCULATED SHARE VALUE means the value of a Unit, as determined by the Plan Administrator. The Plan Administrator shall use the following valuation methodology in determining the Calculated Share Value:

                  STEP I

                  Multiply 6 times the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") as reported in the Company's audited financial statements as of the Valuation Date. The calculation of EBITDA shall exclude any extraordinary items.

                  STEP 2

                  Subtract the Company's debt outstanding as of the Valuation Date, as reported in the Company's audited financial statements, from the amount determined in Step 1. For purposes of this Step, debt means all interest bearing debt plus all amounts attributable to floor financing plans or capitalized lease obligations, less the total amount of cash and cash equivalents reported in the Company's audited financial statements.

                  STEP 3

                  Divide the result of Step 2 by the Equity Divisor as of the Valuation Date.

         The Calculated Share Value of a Unit as of the original date of the grant of Units hereunder [January 1, 1997], shall be deemed to be $9.00 per share. The Plan Administrator has determined this to be an appropriate valuation for purposes of valuing the initial grant of Units. The Calculated Share Value of a Unit for Awards granted

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         subsequent to 1997 shall be determined as of the December 31 immediately preceding the grant of the Units.

2.5 CHANGE IN CONTROL means any merger, consolidation, business combination, stock sale or other transaction or series of related transactions, the result of which is that General Electric Capital Corp., Jorge Mas, Juan Carlos Mas and Jose Ramon Mas do not directly or indirectly own, in the aggregate, voting securities representing 50 percent or more of the voting power of all issued and outstanding voting securities.

2.6 COMPANY means Neff Corp. and its subsidiaries, or any successors as described in Article IX.

2.7 DISABILITY means the classification of a Participant as "disabled" as defined in Section 22(e)(3) of the Code.

2.8 EQUITY DIVISOR means one-hundred (100) times the total number of shares of Stock of the Company which have been issued as of the Valuation Date or which have been reserved for issuance either in connection with options granted to employees or in connection with the conversion of Series B or Series C preferred stock. As of January 1, 1997, the Equity Divisor has been determined to be 17,777,700.

2.9 PARTICIPANT means an individual who has been selected by the Plan Administrator to receive an Award under this Plan, who has executed an Agreement with respect to such Award, and who has not forfeited such Award under Article VII. Any individual is eligible to become a Participant in this Plan.

2.10     PLAN means the Neff Corp. Phantom Stock Plan.

2.11     PLAN ADMINISTRATOR means the President of the Company.

2.12 REDEMPTION SHARE VALUE means the difference between (a) the value of a Participant's Award as of the Valuation Date (the Calculated Share Value), and (b) the value of the Participant's Award on the date on which such Award was granted to the Participant (the Calculated Share Value as of the date the Award was made ($9.00 per Unit for Awards granted as of January 1, 1997)). The following example illustrates the calculation of the Redemption Share Value:

         Calculated Share Value as of the payment date (per Unit)        $14.00
         Calculated Share Value at date of issuance (per Unit)             9.00
                                                                       --------
         Redemption Share Value (per Unit)                                $5.00
         x Number of Units Granted to Executive                        5,000.00
                                                                       --------
         = Total Redemption Share Value                              $25,000.00

2.13 RETIREMENT means normal retirement by an employee from the Company on or after

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         age 65.

2.14 STOCK means the Common Stock, par value $..01 - per share, of the Company.

2.15 TERMINATION means resignation or discharge from employment with the Company, except in the event of involuntary termination of employment by the Company without cause, voluntary or involuntary termination by the Company following a Change in Control, Death, Disability, or Retirement.

2.16 UNIT means a hypothetical share of stock corresponding in value at any particular time to the approximate value of one one-hundredth of a share of Stock at such time.

2.17 VALUATION DATE means the December 31 immediately- preceding the date on which the cash value of an Award is actually paid under this Plan.


                    ARTICLE III - EFFECTIVE DATE AND DURATION

3.1 EFFECTIVE DATE. Except as provided to the contrary herein, this Plan shall be effective as of January 1, 1997.

3.2 TERMINATION. This Plan shall terminate as of January 1, 2003 or otherwise as provided in Article X, but shall continue in effect until all matters relating to the payment of Awards and the administration of the Plan have been settled.

                           ARTICLE IV - ADMINISTRATION

4.1 ADMINISTRATION. This Plan shall be administered by the Plan Administrator with the approval of the Board. All questions of interpretation and application of this Plan, or of the terms and conditions pursuant to which Awards are granted or forfeited or pursuant to which amounts are paid under the provisions hereof, shall be subject to the determination of the Plan Administrator. Such determination shall be final and binding upon all parties affected thereby.

                           ARTICLE V - GRANT OF AWARDS

5.1 GRANTS OF AWARDS: NUMBER OF UNITS. The individuals identified in Exhibit I shall be the initial Participants of the Plan and shall receive from the Company as of January 1, 1997, the grant of Awards in the form of Units, as set forth in the attached Exhibit I.

5.2 SUBSEQUENT GRANTS. If specifically authorized by the Board, the Plan Administrator shall grant additional Awards hereunder to individuals on terms established by the Plan Administrator. All Awards granted hereunder are granted in the sole and absolute discretion of the Plan Administrator as provided herein, subject to the review and approval of the Board.

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                              ARTICLE VI - BENEFITS

6.1 DIVIDEND EQUIVALENT RIGHTS. if the Company declares one or more cash dividends with an aggregated value in excess of five percent of the value of the Stock to holders of record as of the date or dates during the term of the Plan, the Company shall pay in cash to each Participant who is employed by the Company on the last day of the year containing such record date(s) an amount per Unit held hereunder as of such date(s) by the Participant, whether vested or unvested, equal to one one-hundredth of the amount per share of stock paid to such holders of record of Stock. The amount payable to Participants under this
Section 6.1 shall be paid as soon as possible after the last day of the year containing such record date(s).

6.2 PAYMENT TO THE PARTICIPANT. Each Unit will vest with respect to the beginning of the fiscal year in which it was granted, in accordance with the following schedule (which may be shortened for any Participant at the discretion of the Administrator):

                  End of Year I     0%
                  End of Year 2     25%
                  End of Year 3     50%
                  End of Year 4     75%
                  End of Year 5     100%

Units which vest according to this schedule shall be redeemed by the Company, and upon redemption a cash award shall be paid to a Participant in the amount of the Redemption Share Value. Payment of such amounts shall be made in one lump sum as soon as administratively possible following the first anniversary of the Participant's becoming vested in such amount. The Administrator, in his sole discretion, shall have the right to accelerate or delay the payment of any and all vested amounts payable under this Plan.

           ARTICLE VII - TERMS AND CONDITIONS OF PHANTOM STOCK AWARDS

7.1 PHANTOM STOCK AGREEMENTS. Awards shall be evidenced by Phantom Stock Agreements in such form as the Plan Administrator shall, from time to time, approve. Phantom Stock Agreements, which need not be identical, shall state the number of Units originally awarded to the Participant, shall be signed by the Company, and shall incorporate by reference the terms of this Plan, which shall be attached thereto.

7.2 FORFEITURE OF PAYMENT OF AWARDS. Except as otherwise provided in any employment agreement or other written agreement with the Participant, if a Participant ceases employment with the Company, prior to payment of the Participant's Awards, such Awards shall be forfeited or shall be payable as follows:

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         (a)      Termination. In the event of a termination, the Participant's
                  Awards, vested and unvested, shall be forfeited immediately.

         (b) Involuntary Termination Without Cause. In the event of a Participant's involuntary termination without cause by the Company, the Participant shall receive payment of his or her vested Awards, as determined as of the date of such termination, as soon as practicable after such termination but within one year. Nonvested Awards will be canceled.

         (c) Retirement or Disability. In the event of a Participant's retirement or disability, the Participant shall receive payment of his or her vested Awards, as determined as of the date of such retirement or disability, as soon as practicable after such retirement or disability but within one year. Nonvested Awards will be canceled.

         (d) Death. If the Participant dies while in the employment of the Company, the Participant's estate, personal representative, or beneficiary (as applicable) shall receive payment of the Participant's vested Awards, determined as of the date of the Participant's death, as soon as practicable after the Participant's death but within one year. Nonvested Awards will be canceled.

         (e) Termination Following Change in Control. In the event of a Participant's involuntary termination by the Company following a change in control, the Participant shall receive payment of his or her vested Awards, as determined as of the date of such termination, as soon as possible but within one year. Nonvested Awards will be canceled.

         (f) Required Amendments. Each Award shall be subject to any provision necessary to assure compliance with law.

                   ARTICLE VIII - CHANGE IN CAPITAL STRUCTURE

8.1 CAPITAL STRUCTURE CHANGES. Upon dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation in which the Company is not the surviving corporation, or upon the sale of substantially all of the assets of the Company to another corporation, all outstanding Awards shall continue to operate and be paid as provided under Article VI of this Plan. However, the Administrator shall have the discretion and power in any such event to determine and to make effective provisions for the acceleration of time during which the Awards may be payable, notwithstanding any other provision of this Plan.

                         ARTICLE IX - COMPANY SUCCESSORS

9.1 IN GENERAL. If the Company shall be the surviving or resulting corporation in any merger, sale of assets or sale of stock, consolidation, or corporate reorganization (including a

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reorganization in which the holders of Stock receive securities of another corporation), any Award granted hereunder shall pertain to and apply to the securities to which a holder of Stock would have been entitled. The Administrator shall make such appropriate determination and adjustments as it deems necessary so as substantially to preserve the rights and benefits, both as to number of Units and otherwise, of Participants under this Plan.

                  ARTICLE X - AMENDMENT OR TERMINATION OF PLAN

10.1 AMENDMENTS AND TERMINATION. The Plan shall terminate on the sixth (6th) anniversary of the initial effective date of the Plan (i.e., on January 1, 2003) unless extended for an additional six (6) year period by action of the Administrator. In addition, the Administrator may at any time and from time to time after, amend, suspend, or terminate this Plan in whole or in part, except that no such action shall adversely affect the amount of benefits payable to a Participant during the initial six (6) year term of this Plan under Article VI, except as such termination or amendment of this Plan is required by statute or rules and regulations promulgated thereunder.

                      ARTICLE XI - MISCELLANEOUS PROVISIONS

11.1 NONTRANSFERABILITY. Except by the laws of descent and distribution, no benefit provided hereunder shall be subject to alienation, assignment, or transfer by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature, any attempted alienation, assignment, attachment, or transfer shall be void and of no effect whatsoever, and upon any such attempt, the benefit shall terminate and be of no force or effect. During a Participant's lifetime, Awards granted to the Participant shall be payable only to the Participant. Deposit of any sum in any financial institution to the credit of any Participant (or to a person entitled to such sum pursuant to the terms of this Plan) shall constitute payment into the hands of that Participant (or such person).

11.2 NO EMPLOYMENT RIGHT. Neither this Plan nor any action taken hereunder shall be construed as giving any right to any individual to be retained as a director, officer, or employee of the Company.

11.3 TAX WITHHOLDING. The Company shall have the right to deduct from all Awards paid any federal, state, local, or employment taxes which it deems are required by law to be withheld with respect to such payments. At the request of a Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same.

11.4 ACCELERATION. Except as otherwise provided hereunder, the Plan Administrator in his discretion may accelerate the time at which an Award granted hereunder is payable.

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11.5 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards shall be subject to all applicable laws, rules, and regulations and to such approvals by any government agencies as may be deemed necessary or appropriate by the Administrator.

11.6 INDEMNIFICATION. The Plan Administrator shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. The Plan Administrator shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend the same on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the charter or bylaws of the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

11.7 RELIANCE ON REPORTS. Each member of the Board and the Plan Administrator shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with this Plan. In no event shall the Plan Administrator or any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

11.8 GOVERNING LAW. All matters relating to this Plan or to Awards granted hereunder shall be governed by the laws of the State of Florida, without regard to the principles of conflict of laws thereof, except to the extent preempted by the laws of the United States.

11.9 RELATIONSHIP TO OTHER BENEFITS. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, or group insurance plan of the Company.

11.10 EXPENSES. The expenses of implementing and administering the Plan shall be borne by the Company.

11.11 TITLES AND HEADING. The titles and headings of the Articles and Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer and its seal to be affixed hereto, effective as of January 1, 1997.

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                                   NEFF CORP.

                                   By: /s/ Kevin P. Fitzgerald
                                       ----------------------------------------

                                   Name: Kevin P. Fitzgerald
                                         --------------------------------------
                                   Title: Chief Executive Officer and President
                                          -------------------------------------

[SEAL]
ATTEST/WITNESS

------------------------

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                        FIRST AMENDMENT TO THE NEFF CORP.
                               PHANTOM STOCK PLAN

         This First Amendment to the Neff Corp. Phantom Stock Plan dated January 1, 1997 (the "Plan") is made as of May 19, 1998. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

         WHEREAS the Company has (i) converted the Common Stock, par value $.01 per share of the Company into Class A Common Stock, par value $.01 per share of the Company (the "Class A Common Stock"), (ii) exchanged all of the issued and outstanding shares of Series B and Series C Cumulative Convertible Redeemable Preferred Stock for shares of Class B Special Common Stock, par value $.01 per share (the "Class B Common Stock") and (iii) effected an 84.65 for 1.00 stock split of the Class A Common Stock and the Class B Common Stock; and

         WHEREAS the Plan Administrator wishes to amend the Plan and the Phantom Stock Agreements issued under the Plan to reflect the foregoing changes in the Company's capital structure;

         Now therefore, pursuant to Article X of the Plan, the Plan Administrator hereby amends the Plan as follows:

1. Section 2.8 is modified by deleting it in its entirety and replacing it with the following text:

                  EQUITY DIVISOR means one-hundred (100) times the total number of shares of Stock of the Company which have been issued as of the Valuation Date or which have been reserved for issuance either in connection with options granted to employees or in connection with the conversion of the Class B Common Stock.

2. Section 2.12 is modified by deleting it in its entirety and replacing it with the following text:

                  REDEMPTION SHARE VALUE means the difference between (a) (the greater of (i) the value of a Participant's Award as of the Valuation Date (the Calculated Share Value) and (ii) the average closing price of the Stock as quoted on the New York Stock Exchange, or if the Stock is not listed thereon, then the average of the closing "bid" and "ask" prices per share in the over-the-counter securities market, for the thirty (30) trading days prior to the Valuation Date) and (b) the value of the Participant's Award on the date on which such Award was granted to the participant (the Calculated Share Value as of the date the Award was made ($9.00 per Unit for Awards granted as of January 1, 1997)). The following example illustrates the calculation of the Redemption Share Value:

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Calculated Share Value as of the payment date (per Unit)                 $14.00
         - Calculated Share Value at date of issuance (per Unit)           9.00
                                                                     ----------
         = Redemption Share Value (per Unit)                              $5.00
         x Number of Units Granted to Participant                      5,000.00
                                                                     ----------
         = Total Redemption Share Value                              $25,000.00

3. Section 2.14 is modified by deleting it in its entirety and replacing it with the following text:

         STOCK means the Class A Common Stock, par value $.01 per share, of the Company.


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         IN WITNESS WHEREOF, the Plan Administrator has executed this First
Amendment to the Plan as of the day and year indicated above.

                                              /S/ KEVIN P. FITZGERALD
                                              ----------------------------------
                                              Kevin P. Fitzgerald


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